UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2010
Date of Earliest Event Reported: March 8, 2010

MEDCAREERS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 2925
Atlanta, GA  30328
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (888) 561-2780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On or around March 2, 2010, MedCareers Group, Inc. (the “Company,” “we,” and “us”) entered into a Letter of Intent to acquire the Uniform Resource Locator (“URL”) www.WorkAbroad.com (“WorkAbroad.com” and the “Purchase”).  The purchase price of the Purchase was $225,000 (the “Purchase Price”).  On March 8, 2010, the Company paid the required 10% down payment (equal to $22,500) on the purchase price to Steve Elisberg (the “Seller”).  The remaining balance due ($202,500) pursuant to the Purchase will be payable at a rate of $2,248.17 per month, beginning in April 2010, based on a 10 year amortizing loan with interest at 6% with a balloon payment of all unpaid principal and interest due 36 months after closing (the “Loan”).  The Company borrowed $22,500 from a third party at six percent interest which is payable in four years, which was used to make the down payment. Effective March 12, 2010, the Company began receiving all of the revenue generated from WorkAbroad.com.

The parties agreed that the formal closing of the Purchase would occur upon the completion of the audit of WorkAbroad.com and the execution of definitive agreements.  The parties entered into a definitive Asset Purchase Agreement on August 10, 2010 and a formal closing of the Purchase occurred on August 10, 2010.  The Company made the initial payment to the Seller in March 2010 so that it could assume operations of WorkAbroad.com at the time of the parties’ entry into the Letter of Intent rather than waiting for the formal closing.

The repayment of the Loan is secured by a security interest over WorkAbroad.com, and if we default in the payments required under the Loan, and failure to cure such default within 15 days, the Seller can redirect the WorkAbroad.com URL and retain full ownership and control of WorkAbroad.com while also keeping all payments that have previously been made under the Loan.  As such, full title of ownership to WorkAbroad.com does not pass to the Company until the final payment is made under the Loan.  Additionally, the Seller is required to pay all registration fees associated with WorkAbroad.com until the satisfaction of the Loan by the Company.

Currently the Company does not have sufficient cash reserves to meet its contractual obligations under the Purchase and Loan and its ongoing monthly expenses, which the Company anticipates totaling approximately $150,000 over the next 12 months.  The Company has been able to continue operating to date largely from loans made by its controlling shareholder and Chief Executive Officer, Bryan Crutchfield.  The Company is currently looking at more permanent financing opportunities, including debt or equity funding, bridge or short term loans, and/or traditional bank funding, but we have not decided on any specific path moving forward.  Until we have raised sufficient funding to pay the Purchase Price and our ongoing expenses associated with being a public company, and we have sufficient funds to support our planned operations, the Company believes that Mr. Crutchfield will continue to make loans available to the Company so that it can meet its short term needs, but there is no guarantee this will continue.

Along with the acquisition of WorkAbroad.com, and the planned use of such website, as described below, the Company intends to invest in further technology assets, funding permitting, and work to build a platform of healthcare and medical related job assets and technologies, including our planned acquisition of a nurse staffing company (as described in our Form 8-K filed on May 10, 2010); the website known as StaffMD, which operates www.phsicianwork.com (as described in our Form 8-K filed on March 4, 2010); and the website known as www.medcareers.com (as described in our Form 8-K filed on February 26, 2010)(collectively the “Pending Acquisitions”).  We have been delayed in completing the Pending Acquisitions due to our need to raise additional funding, but hope to finalize and complete such Pending Acquisitions over the remainder of calendar 2010.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above, in connection with the Purchase, we agreed to provide the Seller of WorkAbroad.com the Loan in the original amount of $202,500.

Section 5.06 Change in Shell Company Status.

As a result of the Purchase (described above) we ceased to be a “shell company”.  The following information, business discussion, risk factors and comparison of operating results relates to WorkAbroad.com and our future plans for the WorkAbroad.com website.  Except as reported below, there are no material agreements affecting WorkAbroad.com which were part of the Purchase and as Workaboard.com was only an asset purchase, there were no changes to the Company’s officers or Directors.  Furthermore, no assets, other than the ownership of the WorkAbroad.com URL were acquired in connection with the Purchase and WorkAbroad.com is not subject to any legal proceedings.  There are also no related party transactions between the Company or its management or significant shareholders and WorkAbroad.com.

Description of the Company’s Planned Operations of WorkAbroad.com

WorkAbroad.com has historically been operational only as an Internet parking site (i.e., as a website which is rented out to a third-party and which generates revenues through a “pay-per-click” model referring individuals to other websites through links).  The Company plans to utilize WorkAbroad.com as a provider of online recruitment offerings for employers and job seekers in the healthcare field.  The current user base for WorkAbroad.com is believed to be largely international, but the Company’s intention is to make WorkAbroad.com appeal to both a domestic and international user base. Initially, the Company intends to list opportunities and advertising that appeals to the international user-base of WorkAbroad.com.  Additionally, moving forward, and funding permitting, WorkAbroad.com may expand into offerings outside of the healthcare space assuming the planned initial service offerings are successful, of which there can be no assurance.

The Company anticipates approximately $21,500 in additional funding (not including reoccurring monthly hosting and serving fees of approximately $2,000) and approximately 16 weeks to develop and complete the website design and technology platform and software to allow WorkAbroad.com to be used by the Company as an online job recruitment website (the “Technology Platform”) for use by employers and persons seeking healthcare workers and healthcare  positions, respectively.

WorkAbroad.com has previously (and is currently) only an Internet parking site, which is not indexed by Internet search engines and as such the only way for visitors to get to the website is by typing “WorkAbroad.com” directly. WorkAbroad.com does not currently and has not previously spent any funds or resources advertising its name or website; however, the website had historically generated approximately 70,000 visitors per month and approximately $1,000 per month in click-through fees.  Since the Company took over control of the website, this revenue has increased to $1,600 per month (approximately) merely by using a better parking site.  The majority of this traffic is believed to be internationally-based, female, age 18-24, with children and who are college educated, who browse the website from their home.  The Company believes that this group is largely healthcare industry workers or persons seeking employment in healthcare.  Moving forward, assuming we complete the development of the Technology Platform and operate WorkAbroad.com as a job recruitment website, we hope to generate revenue through advertising on our planned website, and potentially through charging employers and/or placement agencies for posting their job offerings on the website.  The website is also intended to have “pay-per-click” advertising revenue generating opportunities similar to many other websites of all kinds that try to monetize traffic.

We believe that by advertising the WorkAbroad.com website and allowing the name and certain of the content to be indexed by Internet search engines such as Google.com, Bing.com and Yahoo.com, we will be able to increase the number of visitors substantially, and assuming we are able to successfully develop the Technology Platform required to turn the website into a job recruitment website, we hope to receive additional visitors over time and plan to eventually charge fees to persons wanting to post their resumes on the website and/or to employers seeking to post available jobs, of which there can be no assurance.

WorkAbroad.com is planning to bring employers and job seekers together by:

•	providing employers with the ability to advertise job openings and manage their online recruitment efforts; and

•
providing both active job seekers and passive job seekers, individuals who are not actively looking for new jobs, with the tools to find, explore, evaluate and compare job opportunities in the healthcare field and possibly other industries.

Since the current traffic to the website is believed to be international, we plan to initially focus on the bringing together of employers who are seeking to employ offshore persons.  This may include US based employers, but current visa restrictions lead the Company to believe that the initial market will largely  be international.  We also intend to seek out advertisers who may want to appeal to this demographic.

Our management believes that employee recruiting is one of the most critical business processes performed by companies today. Additionally, due to the recent global economic downturn and high unemployment rate, we believe that employers have decreased the hiring of new employees and have been much more selective in the candidates that they do hire, while also looking to cut costs and save money on new hires.  Notwithstanding these conditions, the Company believes that healthcare professionals remain in demand on a global basis due to a number of factors, including the aging of the population and the fact that individuals generally require more medical care as they age.  Due to these factors, our management believes that our planned WorkAbroad.com website, which, when implemented will allow employees to more efficiently reach healthcare workers from outside the United States, in addition to the domestic base of healthcare workers and that this group will be very much in demand both domestically and internationally.

We also believe that many employers have recently turned to the Internet to recruit employees posting job offerings on their individual websites or several of the larger national job posting websites such as Monster.com, Careerbuilder.com and Jobs.com, as well as more general posting sites such as Craigslist.com, which our planned WorkAbroad.com website will be forced to compete with.  The Company also believes that healthcare will be a growing area for several years and that building a niche in the healthcare recruiting space will be a valuable position, if the Company can successfully implement its current business plan.   The Company may also expand WorkAbroad.com outside of healthcare if there is demand for other types of job postings.

Online recruiting can provide increased breadth, increased speed and more effective targeting of their recruiting efforts. Employers using online recruiting have the potential to quickly and easily advertise job openings. By advertising job openings on selected Internet sites, employers have the opportunity to reach and communicate with specific communities of potential active and passive job seekers. Job advertisements on the Internet can be accessed anywhere in the world, allowing businesses to recruit both globally and locally. Internet recruiting can also be a cost-effective alternative to traditional recruiting methods. For job seekers, online recruiting can provide the ability to rapidly and more easily conduct job searches and gather information about employers. In addition, the Internet allows individuals to access information from many different sources and view job advertisements from specific geographies and industries. Online recruiting may also help to reduce the time of a job search by permitting job seekers to define their specific job needs and be contacted automatically when jobs that match their needs become available. Furthermore, online recruiting can enable job seekers to compare and evaluate job opportunities and apply for jobs electronically.  Online recruiting also allows a US based company to have an international presence without physically locating an office or employees in a foreign city or country.

We plan to make the WorkAbroad.com website more attractive to potential employees and foreign healthcare workers by marketing our planned services directly to a specific group of customers, namely foreign healthcare workers looking to obtain work outside the United States and employers who are looking to hire foreign healthcare workers.  By focusing on this niche area, we believe that we can set ourselves apart from the larger, more recognized national job posting websites described above, of which there can be no assurance.  We also intend to broaden the offerings to include domestic healthcare workers as well, but since the current traffic is mainly international users, the Company believes that initially focusing on the current user base is prudent.

We believe that our planned WorkAbroad.com website will have several advantages over traditional non-Internet based recruiting efforts including:

•
Providing employers with the ability to easily access and manage online recruiting materials using a single point of access, to post job advertisements on WorkAbroad.com and receive resumes from interested job seekers from anywhere in the world.

•
Providing job seekers with the ability to easily research, find, compare and apply for jobs. WorkAbroad.com will be easily accessible and is planned to include searchable databases of jobs and employer information. Job seekers will be able to search WorkAbroad..com based on a set of job characteristics that they establish and can then send in their resumes to apply for electronically.

We also intend to strengthen our brand through increased marketing efforts and expanded and enhanced features and functionalities over time, funding permitting. We believe that there is a significant need for online recruitment offerings in international markets and that recent demographic and technology adoption trends in countries around the world, particularly in Europe, and Asia have created a growing opportunity for companies, such as ours, to leverage technology and business expertise in these markets.

Development Agreement

In April 2010, we entered into a Development Proposal Agreement with Kostya, Inc. (“Kostya”) , pursuant to which Kostya agreed to develop the Technology Platform and work with the Company to optimize WorkAbroad.com’s search engine potential.  The Technology Platform created by Kostya will include a custom website including job search, multiple resume posting, job alerts via email, application tracking, resume searching and additional high level job candidate, employer and administrator functions.  The cost of the Technology Platform is estimated to be $21,500 for development costs and reoccurring monthly fess of approximately $2,000 relating to hosting and support services.  The estimated timing to complete the Technology Platform is 16 weeks from the date the project begins, which the Company anticipates beginning prior to the end of August 2010.

Proprietary Rights

We plan to rely on a combination of copyright, trade secret and trademark laws, and non-disclosure and other contractual arrangements to protect our proprietary rights moving forward. There can be no assurance that the steps we plan to take in the future to protect our future proprietary rights, however, will be adequate to deter misappropriation of proprietary information, and WorkAbroad.com may not be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights. Although we believe that WorkAbroad.com and our planned use of WorkAbroad.com (as described above) will not infringe upon the intellectual property rights of others and that we have all rights necessary to utilize the intellectual property planned to be employed in our future operations, we are subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums on litigation, pay damages, delay our products and software, develop non-infringing intellectual property or acquire licenses to intellectual property that are the subject of any such infringement. Therefore, such claims could have a material adverse effect on our planned business, operating results and financial condition.

Potential Market For Global Job Recruitment Services

Pursuant to the “Global Recruitment Market Report: 2009 Edition” published by Koncept Analytics in March 2009 (http://www.the-infoshop.com/report/koan83371-global-recruit.html, last reviewed August 3, 2010):

*	The total worldwide recruitment market is valued at over US$420 billion and has grown at an average 12% per annum during the last decade.

*	In terms of specialist recruitment, the total global market is estimated to be worth US$29.6 billion on a net fee/gross profit basis.

*	The US recruitment industry derives around 81% of its revenues from placing temporary/contract employees while only around 19% is derived from search and placement recruitment companies.

*	U.S. temporary and contract staffing sales for 2007 totaled US $73.5 billion, 1.6% and about US $1.2 billion more than in the previous year.

Due to the above factors, the Company believes that the planned WorkAbroad.com website has a significant market for its services and that even with significant competition for recruitment and job placement services as described below in the risk factor entitled “We Will Face Significant Competition From Monster.Com, Careerbuilder.Com And Jobs.Com, As Well As More General Posting Sites Such As Craigslist.Com And Other Internet Job Posting Websites”, assuming the Company is able to complete the Technology Portal and begin operating the WorkAbroad.com website as discussed herein, there will be room in the global marketplace for recruiting and job placement services for the Company’s niche healthcare related WorkAbroad.com website.

Comparison of Operating Results

WorkAbroad.com had total revenues for the year ended December 31, 2009 of $13,081, compared to total revenues of $3,380 for the year ended December 31, 2008.   WorkAbroad.com had total expenses for both the year ended December 31, 2009 and 2008 of $8, which mainly consisted of registration fees for the WorkAbroad.com Internet URL.  WorkAbroad.com generated total excess revenues over direct operating expenses of $13,073 and $3,372 for the years ended December 31, 2009 and 2008, respectively.

WorkAbroad.com had total revenues for the three months ended March 31, 2010 of $3,069, compared to total revenues of $3,210 for the three months ended March 31, 2009.  WorkAbroad.com had total expenses for both the three months ended March 31, 2010 and 2009 of $3, which mainly consisted of registration fees for the WorkAbroad.com Internet URL.  WorkAbroad.com generated total excess revenues over direct operating expenses of $3,066 and $3,207 for the three months ended March 2010 and 2009, respectively.

As stated above, all of WorkAbroad.com’s revenue to date has been as a result of a “click-to-pay” model, pursuant to which the Seller rented the URL WorkAbroad.com to a third party who posted links on the website and provided the Seller a portion of the revenue generated from visitors “clicking through” the website and linking to third party websites.

A pro forma accounting of WorkAbroad.com’s and the Company’s combined consolidated financial statements for the year ended January 31, 2010 (the Company’s fiscal year end) and the three months ended April 30, 2010 (the Company’s first fiscal quarter) are filed as exhibits hereto.

As stated above, effective March 12, 2010, the Company began collecting all of the revenue generated from WorkAbroad.com.

Liquidity and Capital Resources of WorkAbroad.com

As of March 31, 2010, WorkAbroad.com had $942 in total assets and no liabilities.

Risk Factors Relating to the Planned Operations of WorkAbroad.com

THE ACQUISITION OF WORKABROAD.COM REQUIRES THE COMPANY TO PAY APPROXIMATELY $200,000 OVER THE COURSE OF THREE YEARS, WHICH THE COMPANY DOES NOT CURRENTLY HAVE FUNDS TO PAY, AND THE REPAYMENT OF WHICH IS SECURED BY A SECURITY INTEREST IN WORKABROAD.COM.

The purchase price for WorkAbroad.com included $202,500 which is payable at a rate of $2,248.17 per month, beginning in April 2010, based on a 10 year amortizing loan with interest at 6% and a balloon payment of all unpaid principal and interest due 36 months after closing (the “Loan”).  The Company obtained the $22,500 paid upon the parties’ entry into the Letter of Intent in connection with a loan from a third party, and anticipates raising additional funding to make the payments due under the Loan, of which there can no assurance will be available on favorable terms, if at all.  In the event that the Company is unable to pay any amounts due under the Loan, the Seller can take back control and ownership of WorkAbroad.com, and still keep any of the payments we have made under the Loan as of that date, which would result in us losing ownership of WorkAbroad.com and the payments we had made to date, and force us to curtail or abandon our business plan, which would likely cause the value of our securities to decline in value or become worthless.

OUR FUTURE PLANS FOR THE WORKABROAD.COM WEBSITE REQUIRE US TO COMPLETE THE DEVELOPMENT OF A TECHNOLOGY PLATFORM AND SOFTWARE TO ALLOW WORKABROAD.COM TO BE USED BY THE COMPANY AS AN ONLINE JOB RECRUITMENT WEBSITE.

The Company anticipates a need for approximately $25,000 in additional funding to build out the technology and approximately three months to develop and complete the website design and technology platform and software to allow WorkAbroad.com to be used by the Company as an online job recruitment website (the “Technology Platform”) for use by domestic and international employers and employees seeking international and domestic healthcare positions.   In the event we are delayed in completing the Technology Platform or the development of the Technology Platform becomes more difficult or expensive than we anticipate, we may be forced to expend additional resources in completing such Technology Platform.  In the event we are unable to complete such Technology Platform, such platform is alleged to infringe on other businesses intellectual property rights, or our potential future users fail to adopt such Technology Platform, our results of operations will be adversely affected, we may be forced to scale back or change our business plan and any investment in the Company could become worthless.

IN THE FUTURE WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS WHICH ARE COSTLY TO DEFEND, COULD REQUIRE US TO PAY DAMAGES, AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. Our future technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our services to others.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

PRIVACY CONCERNS RELATING TO ELEMENTS OF OUR FUTURE TECHNOLOGY COULD DAMAGE OUR REPUTATION AND DETER CURRENT AND POTENTIAL USERS FROM USING OUR PRODUCTS AND SERVICES.

From time to time, concerns may be expressed about whether our future technology compromises the privacy of users and others. Concerns about our collection, use or sharing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results.

MORE INDIVIDUALS ARE USING NON-PC DEVICES TO ACCESS THE INTERNET, AND OUR FUTURE TECHNOLOGY MAY NOT BE WIDELY ADOPTED BY USERS OF THESE DEVICES.

The number of people who access the Internet through devices other than personal computers, including mobile telephones, hand-held calendaring and email assistants, and television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices of our future WorkAbroad.com website may not perform well for these non-PC devices, which may greatly limit the marketability of our website to this increasingly important non-PC device portion of the market for online services.

WE MAY RELY ON INSURANCE IN THE FUTURE TO MITIGATE SOME RISKS AND, TO THE EXTENT THE COST OF INSURANCE INCREASES OR WE ARE UNABLE OR CHOOSE NOT TO MAINTAIN SUFFICIENT INSURANCE TO MITIGATE THE RISKS FACING OUR BUSINESS, OUR OPERATING RESULTS MAY BE DIMINISHED.

We currently plan to contract for insurance to cover certain potential risks and liabilities. In the current environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to get enough insurance to meet our needs, may have to pay very high prices for the coverage we do get or may not be able to acquire any insurance for certain types of business risk. In addition, we may choose not to obtain insurance for certain risks facing our business. This could leave us exposed to potential claims. If we were found liable for a significant claim in the future, our operating results could be negatively impacted. Also, to the extent the cost of maintaining insurance increases, our operating results will be negatively affected.

WE HAVE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO REMAIN COMPETITIVE IN OUR RAPIDLY EVOLVING INDUSTRY.

Our future success will depend on our ability to create the Technology Platform and to implement our plans for the WorkAbroad.com website as discussed above, and assuming such Technology Platform and software can be created and implemented, adapt to rapidly changing technologies and evolving industry standards to improve the performance and reliability of our future services. Our failure to adapt to such changes would harm our business. New technologies and advertising media could adversely affect us. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our future technology for these changing demands.

WORKABROAD.COM HAS NOT PRODUCED SIGNIFICANT REVENUE TO DATE.

Currently, the WorkAbroad.com website does not have a history of producing significant revenue, with the minimal revenue it has produced to date being generated through a “click-for-pay” click through model and not a job posting website as it is our plan to implement in the future. Although the Company is optimistic about the potential for such website to generate revenues, there is no assurance that the Company will be successful in its endeavors to create the software needed to implement its plans for the WorkAbroad.com website or to make WorkAbroad.com into a successful revenue generating operation, or that WorkAbroad.com will generate sufficient revenues to allow us to support our operations.  As such, we may never generate significant revenue and our securities may decline in value or become worthless.

WE WILL FACE SIGNIFICANT COMPETITION FROM MONSTER.COM, CAREERBUILDER.COM AND JOBS.COM, AS WELL AS MORE GENERAL POSTING SITES SUCH AS CRAIGSLIST.COM AND OTHER INTERNET JOB POSTING WEBSITES.

Although the Company does not intend to utilize WorkAbroad.com in a manner to directly compete with established job posting websites, the Company acknowledges that we face competition in every aspect of our planned business, and particularly from other companies that seek to connect people with jobs and employers with employees through the use of the Internet, including, but not limited to Monster.com, Careerbuilder.com and Jobs.com, as well as more general posting sites such as Craigslist.com.  We will also compete with companies, including recruiting search firms, as well as newspapers, magazines and other traditional media companies that provide online job search services, such as CareerPath.com. We also compete with large Internet information hubs, or portals, such as AOL.com, Google.com, Yahoo.com and Bing.com. We may also experience competition in the future from potential customers to the extent that they develop their own online recruitment offerings internally.  All of those companies and potential competitors will likely have more employees, more resources, better brand recognition, and longer operating histories than we do. Although it is not the Company’s intent to operate a website that competes with these established brands, we may be unable to compete with these and other websites in the efforts to draw Internet traffic to WorkAbroad.com in the future, which could force us to curtail our business plan or operations, which would ultimately cause the value of our securities to decline in value or become worthless.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Currently, the fees to retain the use of the domain name WorkAbroad.com are relatively immaterial, but if the classification of domain names were to change and the costs of securing the attendants rights to domain names were to become significant or if registrations for domain names were to significantly increase, the Company could be in a position where it could not afford to maintain its rights to the WorkAbroad.com domain name.  Although the Company does not anticipate this to occur, any significant increase in these types of costs could harm our business or our ability to protect our ownership rights and could make it more expensive to do business and harm our operating results, if any.

PRIVACY CONCERNS RELATING TO OPERATION OF WORKABROAD.COM COULD DAMAGE OUR REPUTATION AND DETER CURRENT AND POTENTIAL USERS FROM USING WORKABROAD.COM.

From time to time, concerns may be expressed about whether WorkAbroad.com compromises the privacy of users and others. Concerns about our future collection, use or sharing of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results.

WE FACE RISKS IN CONNECTION WITH CHANGES IN THE INDUSTRY THAT CURRENTLY EXIST THAT ALLOW WEBSITES TO GENERATE REVENUE FROM A VARIETY OF MEANS SUCH AS PAY PER CLICK; KEYWORD PURCHASES; PAID SEARCH RESULTS; REVENUE SHARING FROM ADVERTISING; AND BANNER ADS.

Currently, websites are able to generate revenue from a variety of uses and services.  To the extent any of these uses become more limited or there is a trend away from online commercial activity to any degree or there is a greater shift in the economic environment away from Internet based businesses, the Company’s prospects and plans for WorkAbroad.com can be diminished or made infeasible.  Any of these conditions could make the Company’s ability to operate more difficult and could have an adverse effect on the Company’s securities.

OUR PLANNED FUTURE OPERATIONS COULD BE HINDERED BY THE ONGOING RECESSION.

The online job and employment recruitment industry and to a lesser extent the recruitment of offshore healthcare workers is largely dependent on the demand for such employees and the general economic conditions, including the unemployment rate in the United States and internationally.  Due to the fact that the United States and several other international countries are currently in an ongoing recession, demand for online recruitment offerings and the recruitment of healthcare workers in general, may be significantly and adversely affected by the level of economic activity, demand for healthcare workers and the level of unemployment in the United States and abroad. A further prolonged recession could cause employers to reduce or postpone their recruiting efforts generally and their online recruiting efforts in particular, which could have adverse effects on our planned business, future results of operations and financial condition, which could be materially and adversely affected.

WE MAY BE UNABLE TO BUILD AWARENESS OF THE "WORKABROAD.COM" BRAND NAME.

We believe that building awareness of the "WorkAbroad.com" brand name is critical to achieving widespread acceptance of our planned online recruitment offerings. Brand recognition is a key differentiating factor among providers of online recruitment offerings and we believe it could become more important as competition in the online recruitment market increases. Moving forward, funding permitting, we may find it necessary to spend significant funds on our sales and marketing efforts or otherwise increase our financial commitment, if any, to creating and maintaining brand awareness among potential customers. If we fail to successfully promote and maintain our brand or incur significant expenses in promoting our brand, our business, results of operations and financial condition could be materially and adversely affected.

OUR FUTURE BUSINESS WILL BE DEPENDENT ON THE DEVELOPMENT AND MAINTENANCE OF THE INTERNET INFRASTRUCTURE.

Our success will depend, in large part, upon the development and maintenance of the Internet infrastructure as a reliable network backbone with the necessary speed, data capacity and security, and timely development of enabling products, for providing reliable Internet access and services. We cannot assure you that the Internet infrastructure will continue to effectively support the demands placed on it as the Internet continues to experience increased numbers of users, greater frequency of use or increased bandwidth requirements of users. Even if the necessary infrastructure or technologies are developed, we may have to spend considerable resources to adapt our offerings accordingly. Furthermore, in the past, the Internet has experienced a variety of outages and other delays. Any future outages or delays could affect our ability to maintain and operate our planned WorkAbroad.com website and the willingness of employers and job seekers to use our future online recruitment offering. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

BREACHES OF INTERNET SECURITY COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS.

The need to securely transmit confidential information over the Internet has been a significant barrier to electronic commerce and communications over the Internet. Any well-publicized compromise of security on the Internet could deter more people from using the Internet or from using it to conduct transactions that involve transmitting confidential information, such as a job seeker's resume or an employer's hiring needs. We may be required to incur significant costs to protect against the threat of security breaches to WorkAbroad.com in the future or to alleviate problems caused by such breaches. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

WE MAY BE LIABLE FOR INFORMATION RETRIEVED FROM OR TRANSMITTED OVER THE INTERNET.

We may be sued for defamation, negligence, copyright or trademark infringement, personal injury or other legal claims relating to information that is published or made available on WorkAbroad.com. These types of claims have been brought, sometimes successfully, against online services in the past. We could also be sued for the content that is accessible from WorkAbroad.com through links to other Internet sites or through content and materials that may be posted by employers or job seekers. In addition, we could incur significant costs in investigating and defending such claims, even if we ultimately are not found liable. If any of these events occur, our business, results of operations and financial condition could be materially and adversely affected.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

           Attached hereto as Exhibit 99.1.

(b) Pro forma financial information.

           Attached hereto as Exhibit 99.2.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1*	Asset Purchase Agreement Relating to the Purchase of WorkAbroad.com
10.2*	WorkAbroad.com Development Proposal
99.1*	Financial Statements of WorkAbroad.com
99.2*	Pro Forma Financial Information of WorkAbroad.com

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDCAREERS GROUP, INC.

Date: August 11, 2010	By: /s/ Robert Bryan Crutchfield
Robert Bryan Crutchfield
Chief Executive Officer